EXECUTION COPY

PLEDGE AGREEMENT

Dated as of June 14, 2007

From

The Pledgors referred to herein

as Pledgors

to

Citibank, N.A.

as Agent

Schedules

Schedule I	-	Type Of Organization, Jurisdiction Of Organization and Organizational Identification Number

Schedule II	-	Pledged Equity

Schedule III	-	Changes in Name, Etc.

Exhibit

Exhibit A	-	Form of Pledge Agreement Supplement

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of June 14, 2007 made by Chemtura Corporation, a Delaware corporation (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Pledgors (as defined in Section 15) (the Borrower, the Persons so listed and the Additional Pledgors being, collectively, the “Pledgors”), to Citibank, N.A., as Agent (as such term is defined in the Credit Agreement (as hereinafter defined)). Capitalized terms defined in the Credit Agreement and not otherwise defined in Section 1 of this Agreement are used in this Agreement as defined in the Credit Agreement.

PRELIMINARY STATEMENTS.

(1) The Borrower has entered into a Credit Agreement dated as of July 1, 2005 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agent.

(2) The Security Period commenced on May 15, 2007, and pursuant to Section 5.01(j) of the Credit Agreement, the Pledgors are entering into this Agreement in order to grant to the Agent for the ratable benefit of the Secured Parties a security interest in the Collateral.

(3) Each Pledgor is the owner of the shares of stock or other Equity Interests set forth opposite such Pledgor’s name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons identified as an “Issuer” therein (the “Initial Pledged Equity”).

(4) Each Pledgor has derived or will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

NOW, THEREFORE, in consideration of the premises, each Pledgor hereby agrees with the Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Definitions

Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Borrower” shall have the meaning specified in the recital of parties to this Agreement.

“Collateral” shall have the meaning specified in Section 2.

“Credit Agreement” shall have the meaning specified in the preliminary statements hereto.

“Dividends” shall mean all dividends, including without limitation:

(A) dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Security Collateral.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person.

“Initial Pledged Equity” shall have the meaning specified in the preliminary statements hereto.

“Obligations” shall mean and include, as to any Pledgor, all of the following:

(ii) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the Credit Agreement, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Pledgor and each other Pledgor to the Secured Parties, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents and the due performance and compliance by such Pledgor and each other Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents;

(iii) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 15 of this Agreement;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Pledged Equity” shall have the meaning specified in Section 2(a)(ii).

“Pledgors” shall have the meaning specified in the recital of Parties to this Agreement.

“Secured Parties” shall mean the Lenders and the Agent.

“Secured Obligations” shall have the meaning specified in Section 3.

“Security Collateral” shall have the meaning specified in Section 2(a).

Section 2. Grant of Security. Each Pledgor hereby grants to the Agent, for the equal and ratable benefit of the Secured Parties, a security interest in such Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all Dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity;

(ii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity from time to time acquired by such Pledgor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all Dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests; and

(b) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) of this Section 2 and this clause (b)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash;

provided, however, that Collateral shall not include, and the security interest granted under this Agreement shall not attach to, more than 66% of the Equity Interests in a CFC or a CFC Holdco.

Section 3. Security for Obligations. This Agreement secures, in the case of each Pledgor, the payment of all Obligations of such Pledgor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).

Section 4. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable under the contracts and agreements included in such Pledgor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Delivery and Control of Security Collateral. (a)  All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time while an Event of Default is continuing and without notice to any Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 9(a). In addition, the Agent shall have the right, at any time while an Event of Default is continuing, to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral in which any Pledgor has any right, title or interest and that constitutes an uncertificated security, upon the request of the Agent during an Event of Default, such Pledgor will cause the issuer thereof either (i) to register the Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Pledgor and the Agent that such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Pledgor, such authenticated record to be in form and substance reasonably satisfactory to the Agent.

(c) With respect to any Security Collateral in which any Pledgor has any right, title or interest and that is not an uncertificated security, upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, such Pledgor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

Section 6. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Such Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Pledgor is true and accurate in all respects. Such Pledgor has not previously changed its name, type of organization, jurisdiction of organization or organizational identification number during the past year from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

(b) All Security Collateral consisting of certificated securities has been delivered to the Agent.

(c) Such Pledgor is the legal and beneficial owner of the Collateral of such Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Loan Documents. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Pledgor or any trade name of such Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to the Loan Documents.

(d) To the extent applicable, the Pledged Equity pledged by such Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.

(e) The Initial Pledged Equity pledged by such Pledgor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

(f) As of the date hereof, all filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC) necessary to perfect the security interest in the Collateral of such Pledgor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Pledgor, securing the payment of the Secured Obligations.

(g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 5 with respect to Security Collateral, which actions have been taken and are in full force and effect or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

Section 7. Further Assurances. (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor:

(i) such Pledgor will file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest in the Collateral granted or purported to be granted by such Pledgor hereunder;

(ii) such Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, and that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Pledgor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Equity of such Pledgor. Without limiting the generality of the foregoing, each Pledgor will promptly with respect to Pledged Equity of such Pledgor: (A) deliver and pledge to the Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; provided, however, that such Pledgor shall have thirty days from the date hereof (or such longer period as may be agreed by the Agent) to deliver to the Agent certificates representing foreign Security Collateral that constitutes certificated securities; (B) take all action necessary to ensure that the Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (C) deliver to the Agent evidence that all other action that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Pledgor under this Agreement has been taken; and

(iii) if an Event of Default shall have occurred and be continuing, such Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, and that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Pledgor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor (other than the Pledged Equity referred to in Section 7(a)(ii)). Without limiting the generality of the foregoing, each Pledgor will promptly with respect to Collateral of such Pledgor: (A) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; (B) deliver and pledge to the Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (C) take all action necessary to ensure that the Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (D) deliver to the Agent evidence that all other action that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Pledgor under this Agreement has been taken.

(b) Each Pledgor hereby authorizes the Agent to file one or more financing or continuation statements in any jurisdiction and with any filing office, each indicating the collateral that such financing statement covers (as described in Exhibit B hereto), and amendments thereto, in each case without the signature of such Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Pledgor ratifies its authorization for the Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Pledgor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Pledgor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.

Section 8. Post-Closing Changes. No Pledgor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Section 5(a) without first giving at least 15 days’ prior written notice to the Agent and taking all action required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Pledgor will become bound by a security agreement relating to the Collateral that is authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Agent 15 days’ prior written notice thereof and taking all action reasonably required by the Agent to ensure that the perfection and first priority nature of the Agent’s security interest in the Collateral will be maintained. Each Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Agent of such organizational identification number.

Section 9. Voting Rights; Dividends; Etc.(a) So long as no Default under Section 6.01(e) of the Credit Agreement or an Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Pledgor or any part thereof for any purpose; provided however, that such Pledgor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral.

(ii) Each Pledgor shall be entitled to receive, retain and use any and all Dividends and other distributions paid in respect of the Security Collateral of such Pledgor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents.

(iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the Dividends or other payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of a Default under Section 6.01(e) of the Credit Agreement or an Event of Default:

(i) All rights of each Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 9(a)(i) shall, upon notice to such Pledgor by the Agent, cease and (y) to receive the Dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall upon notice to such Pledgor by the Agent, cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such Dividends, interest and other distributions.

(ii) All Dividends, interest and other distributions that are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 10. Transfers and Other Liens; Additional Shares. (a) Each Pledgor agrees that it will not (i) sell, assign or otherwise dispose of any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, not prohibited under the terms of the Loan Documents, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Pledgor except for the pledge, assignment and security interest created under this Agreement or Permitted Liens.

(b) Each Pledgor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Pledgor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

Section 11. Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Agent such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time, if an Event of Default shall have occurred and be continuing, in the Agent’s discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

Section 12. Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent may, as the Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Pledgor under Section 14.

Section 13. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i)  without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of any of the Pledgors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 14) in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(i) first, paid to the Agent for any amounts then owing to the Agent pursuant to the Loan Documents; and

(ii) second, an amount equal to the remaining outstanding Secured Obligations shall be paid to the Agent for the account of the Lenders.

Any surplus of such cash or cash proceeds held by or on the behalf of the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c) Any amounts due and payable to the Lenders pursuant to Section 13(b) shall be ratably (A) paid to the Lenders for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders and (B) deposited as Collateral in the L/C Cash Deposit Account up to an amount equal to 100% of the aggregate Available Amount of all outstanding Letters of Credit in accordance with Section 6.02 of the Credit Agreement.

(d) For purposes of applying payments received in accordance with this Section 13, the Agent shall be entitled to rely upon the Agent for a determination of the outstanding Secured Obligations owed to the Lenders.

(e) All payments received by any Pledgor in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

(f) Notwithstanding anything to the contrary herein, this Agreement may be enforced only by the action of the Agent acting upon the instructions of the Required Lenders and no other Lender shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent or the holders of at least a majority of the outstanding other Secured Obligations, as the case may be, for the benefit of the Lenders upon the terms of this Agreement.

Section 14. Indemnity and Expenses. (a) Each Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of such Pledgor, (iii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

Section 15. Amendments; Waivers; Additional Pledgors; Etc.(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent (and, in the case of any amendment of any provision of this Agreement, each Pledgor), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Pledgor” and shall be and become a Pledgor hereunder, and each reference in this Agreement and the other Loan Documents to “Pledgor” shall also mean and be a reference to such Additional Pledgor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Pledgor, and (ii) the supplemental schedules I-III attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-III, respectively, hereto, and the Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Agreement Supplement.

Section 16. Notices, Etc.All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier communication) and mailed, telecopied or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Pledgor other than the Borrower, addressed to it at its address set forth opposite such Pledgor’s name on the signature pages hereto or on the signature page to the Pledge Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Agent shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 17. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of (i) the termination of the Security Period and (ii) latest of (x) the payment in full in cash of the Secured Obligations, (y) the Termination Date and (z) the termination or expiration of all Letters of Credit or the provision of cash collateral or other credit support therefor satisfactory to the applicable Issuing Banks thereof, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, its participations in any Letter of Credit, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

Section 18. Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of any Pledgor in accordance with the terms of the Loan Documents, the Agent will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Collateral from the security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) such Pledgor shall have delivered to the Agent, at least ten Business Days (or such shorter period as is agreed to by the Agent) prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Pledgor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Agent may request.

(b) The Agent shall promptly release in accordance with Section 18(c) all the Collateral upon the earlier of (i) the termination of the Security Period and (ii) the latest of (x) the payment in full in cash of the Secured Obligations, (y) the Termination Date and (z) the termination or expiration of all Letters of Credit or the provision of cash collateral or other credit support therefor satisfactory to the applicable Issuing Banks thereof, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Agent will, at the applicable Pledgor’s expense, executed and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

(c) In furtherance of the undertaking set forth above in Section 18(b), the Agent shall, upon the request of each Pledgor accompanied by a certificate of the Chief Financial Officer, Treasurer or Controller of such Pledgor, upon which the Agent may conclusively rely without independent verification, to the effect that either (x) the Security Period has terminated or (y) all Secured Obligations under the Credit Agreement and the other Loan Documents have been, or will, concurrently with the release of the Collateral be, paid in full in cash and all Commitments thereunder terminated (and if such Secured Obligations have not previously been so paid, describing the source(s) of funds for such repayment) and all Letters of Credit have terminated or expired (or cash collateral or other credit support therefor satisfactory to the applicable Issuing Banks thereof has been provided). If the Agent shall receive a certificate of the type referred to in clause (y), the Agent shall deliver a notice by registered mail to the Agent stating that the Agent will release such Collateral only upon receipt from the Agent of instructions to do so.

Section 19.  Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 21. Amendment and Restatement. The Pledgors and the Secured Parties intend to amend and restate this Agreement to secure obligations of the Borrower to noteholders pursuant to certain indentures and notes to which the Borrower is party. The Pledgors and the Secured Parties agree to negotiate in good faith the terms of such amended and restated agreement.

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CHEMTURA CORPORATION

By
Title:

ANDEROL, INC.

By
Title:

Address for Notices:

BIO-LAB, INC.

By
Title:

Address for Notices:

CROMPTON HOLDING CORPORATION

By
Title:

Address for Notices:

GREAT LAKES CHEMICAL CORPORATION

By
Title:

Address for Notices:

KAUFMAN HOLDINGS CORPORATION

By
Title:

Address for Notices:

Acknowledged and agreed by:

CITIBANK, N.A.

By
Title: